UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 25, 2010

DynaVox Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34716	27-1507281
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

2100 Wharton Street, Suite 400, Pittsburgh, PA 15203

(Address of Principal Executive Offices) (Zip Code)

(412) 381-4883

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On August 25, 2010, DynaVox Inc. issued a press release announcing its results of operations for the fiscal quarter and full fiscal year ended July 2, 2010. The press release is furnished as Exhibit 99.1 to this Report and is hereby incorporated by reference in this Item 2.02.

The Company reports the following unaudited condensed consolidated balance sheet information for DynaVox Inc. as of July 2, 2010 and for DynaVox Systems Holdings, LLC as of July 3, 2009:

DYNAVOX INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands)

	Successor	Predecessor
	As of	As of
	July 2, 2010	July 3, 2009
ASSETS

CURRENT ASSETS:
Cash	$20,777	$12,631
Trade receivables - net	17,741	16,607
Inventories - net	6,808	4,391
Other current assets	2,441	871

Total current assets	47,767	34,500

PROPERTY AND EQUIPMENT - Net	7,065	5,066
DEFERRED TAX ASSET	41,190	—
GOODWILL AND INTANGIBLES - Net	92,177	80,465
OTHER ASSETS - Net	2,683	4,170
TOTAL ASSETS	$190,882	$124,201

LIABILITIES AND STOCKHOLDERS’ EQUITY AND MEMBERS’ EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt	$3,961	$3,259
Trade accounts payable	5,541	4,017
Other liabilities	14,562	10,366

Total current liabilities	24,064	17,642

LONG-TERM DEBT	44,200	79,536
OTHER LONG-TERM LIABILITIES	45,038	2,210

Total liabilities	113,302	99,388

MEMBERS’ EQUITY	—	24,813
STOCKHOLDERS’ EQUITY	77,580	—
TOTAL LIABILITIES AND STOCKHOLDERS’ AND MEMBERS’ EQUITY	$190,882	$124,201

As provided in General Instruction B.2 of Form 8-K, the information and exhibit contained in this Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 - Financial Statement and Exhibits

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 25, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAVOX INC.

	By:	/s/ Kenneth D. Misch
Name: Kenneth D. Misch
Title: Chief Financial Officer

Date: August 30, 2010